                                                           EXHIBIT 21.1

                     SUBSIDIARIES OF AIRNET SYSTEMS, INC.


Name of Subsidiary                      State of Incorporation
------------------                      ----------------------
Data Air Courier, Inc                   Illinois
Express Convenience Center, Inc.        Michigan
Float Control, Inc.                     Michigan
Pacific Air Charter, Inc.               California

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